Exhibit 99.1

Reliant Bancorp, Inc. Completes Acquisition of
First Advantage Bancorp and First Advantage Bank

Acquisition Solidifies Reliant Bank as 4th Largest Community Bank
By Asset Size Headquartered in the Nashville MSA

Brentwood and Clarksville, Tenn. – (April 1, 2020) – Reliant Bancorp, Inc. (“Reliant”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that it has completed its previously announced acquisition of First Advantage Bancorp (“First Advantage” or “FABK”), the parent company for First Advantage Bank, located in Clarksville, Tennessee.  Effective April 1, 2020, First Advantage merged with and into Reliant and First Advantage Bank merged with and into Reliant Bank.

DeVan Ard, Jr., Chairman, President, and CEO of Reliant, commented, “We are pleased to announce the completion of the First Advantage acquisition and excited about its potential to accelerate our future growth opportunities.  The First Advantage acquisition moves us into the fast-growing Montgomery County (Clarksville) market that is contiguous to the markets served by Community Bank & Trust which we acquired earlier this year.  In addition, First Advantage Bank brings a strong lending team with offices in our existing markets of Davidson County (Nashville) and Williamson County (Brentwood and Franklin).  The acquisition will also provide loan portfolio diversification for Reliant with the addition of a specialized lending team focused on manufactured housing, primarily in the Southeastern United States.  We expect the acquisition to be accretive to Reliant’s earnings in 2020.”

With this acquisition, Reliant Bank solidifies its position as the fourth largest community bank by asset size headquartered in the Nashville-Davidson--Murfreesboro--Franklin, TN Metropolitan Statistical Area.  Based on December 31, 2019 financial data, the combined company had total consolidated assets of approximately $2.9 billion, deposits of approximately $2.4 billion, and gross loans of approximately $2.2 billion.  Following this acquisition, Reliant Bank operates 27 branch locations throughout Middle Tennessee and in Chattanooga.  This data is in each case inclusive of Reliant’s previously completed acquisition of Tennessee Community Bank Holdings, Inc. (“TCB Holdings”), the parent company for Community Bank & Trust, which was completed effective January 1, 2020.

Piper Sandler & Co. (formerly known as Piper Jaffray & Co.) served as financial advisor and Butler Snow LLP served as legal counsel to Reliant.  Raymond James & Associates, Inc. served as financial advisor and Kilpatrick Townsend & Stockton LLP served as legal counsel to FABK.

Contact

DeVan Ard, Jr., Chairman, President, and CEO, Reliant Bancorp, Inc. (615.221.2020)

About Reliant and Reliant Bank

Reliant Bancorp, Inc. (Nasdaq: RBNC) is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Cheatham, Davidson, Hamilton, Hickman, Maury, Montgomery, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. For additional information, locations, and hours of operation, please visit www.reliantbank.com.

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Reliant Bancorp, Inc. Completes Acquisition of First Advantage
Bancorp & First Advantage Bank

April 1, 2020

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “anticipate,” “expect,” “may,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of similar meaning, and the negatives thereof, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including those with respect to the acquisition of First Advantage accelerating Reliant’s future growth opportunities, providing loan portfolio diversification, and being accretive to Reliant’s earnings in 2021.

All forward-looking statements are subject to assumptions, risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such assumptions, risks, uncertainties, and factors include, among others, (1) the risk that expected cost savings and revenue synergies from (i) the merger of Reliant and TCB Holdings (the “TCB Holdings Transaction”) or (ii) the merger of Reliant and First Advantage (the “First Advantage Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (2) the effect of the completion of the Transactions on customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of Reliant’s common stock, (3) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of First Advantage and its subsidiaries cannot be successfully integrated with the business and operations of Reliant and its subsidiaries or that integration will be more costly or difficult than expected, (4) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (5) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (6) the dilution caused by Reliant’s issuance of additional shares of its common stock in the Transactions, (7) Reliant’s ability to simultaneously execute on two separate business combination transactions, (8) the risk associated with Reliant management’s attention being diverted away from the day-to-day business and operations of Reliant to the integration of the Transactions, (9) the effects of the Federal Reserve’s benchmark interest rate cuts on liquidity and margins, (10) the potential adverse effects of the coronavirus or any other pandemic on the ability of borrowers to satisfy their obligations to Reliant, the level of Reliant’s nonperforming assets, the demand for Reliant's loans or its other products and services, other aspects of Reliant's business and operations, and financial markets and economic growth, and (11) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Reliant’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant disclaims any obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

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